Exhibit 99.2
[Letterhead of Richards, Layton & Finger, P.A.]
November 17, 2009
GulfMark Offshore, Inc.
10111 Richmond Ave., Suite 340
Houston, Texas 77042

Re: Transfer and Ownership Restrictions Contained in the Certificate of Incorporation of New GulfMark Offshore, Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel to GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into New GulfMark Offshore, Inc., a Delaware corporation (“New GulfMark”). Pursuant to the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will, by virtue of the Merger, be converted into one share of Class A common stock, par value $0.01 per share, of New GulfMark (the “Class A Common Stock”). In this connection, you have requested our opinion as to the binding nature under the General Corporation Law of the State of Delaware (the “General Corporation Law”) of the transfer and ownership restrictions contained in Article IX (the “Transfer Restrictions”) of the Certificate of Incorporation (as defined below). All capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Certificate of Incorporation.
          For purposes of rendering our opinion as expressed herein, we have been furnished and have examined (i) the Agreement and Plan of Reorganization, dated as of October 14, 2009, by and between the Company and New GulfMark (the “Plan of Reorganization”); and (ii) the Certificate of Incorporation of New GulfMark as filed with the Secretary of State of the State of Delaware on October 13, 2009 (the “Certificate of Incorporation”). With respect to the foregoing documents, we have assumed that the forms submitted to us for our review have not been, and will not be, altered or amended in any respect material to our opinion as expressed herein.
          For purposes of rendering our opinion as expressed herein, we have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional information and matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

GulfMark Offshore, Inc.
November 17, 2009

          We have been advised that under the U.S. maritime and vessel documentation laws applicable to the Company, only vessels that are owned and managed by U.S. citizens (as determined by those laws) and are built and registered under the laws of the United States are allowed to engage in Coastwise Trade (as determined under applicable U.S. maritime and vessel documentation laws). We understand that, for the purposes of the applicable U.S. maritime and vessel documentation laws, a corporation is a U.S. citizen only if: (i) the corporation is organized under the laws of the U.S. or any state thereof; (ii) the chairman of the board of directors and the chief executive officer, by whatever title, of the corporation are U.S. citizens; (iii) directors representing no more than a minority of the number of directors of the corporation that is necessary to constitute a quorum of the board for the transaction of business are non-U.S. citizens; and (iv) at least a majority or, in the case of an endorsement to engage in the Coastwise Trade, 75% of the interest in the corporation is owned by, voted by and controlled by U.S. citizens. We understand that if the Company fails to comply with the U.S. citizen requirements imposed by U.S. maritime and vessel documentation laws such a failure could result in the Company being ineligible to engage in Coastwise Trade, the imposition of substantial penalties against the Company and/or the inability of the Company to register its vessels in the United States, each of which could have a material adverse effect on the financial condition and results of operation of the Company. We have been advised that the Company believes it is currently in compliance with the U.S. citizen requirements imposed by applicable U.S. maritime and vessel documentation laws. We understand that the Transfer Restrictions are designed to assure that New GulfMark maintains its status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws.
          We understand that the Company intends to submit the Plan of Reorganization for approval by its stockholders at a special meeting of its stockholders. If the Merger is consummated in accordance with the provisions of the Plan of Reorganization, at the effective time of the Merger, the Company will be merged with and into New GulfMark with New GulfMark as the surviving corporation of the Merger. As a result of the Merger, the separate corporate existence of the Company will cease and the stockholders of the Company will become stockholders of New GulfMark. Pursuant to the Plan of Reorganization, each share of Company Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the effective time of the Merger will be converted into, by virtue of the Merger, one share of Class A Common Stock.
          We are advised that the sole purpose of the Transfer Restrictions is to ensure that New GulfMark remains in continuous compliance with the Maritime Ownership Requirements. The Transfer Restrictions are designed to prohibit Non-U.S. Citizens, individually or in the aggregate, from Owning shares of Class A Common Stock in excess of the Maximum Permitted Percentage for so long as the Maritime Ownership Requirements apply to New GulfMark. To that end, the Transfer Restrictions prohibit any purported transfer of Ownership of Class A Common Stock, Proposed Transfer, Status Change or Deemed Original Issuance the effect of which would be to cause one or more Non-U.S. Citizens in the aggregate to Own shares of Class A Common Stock in excess of the Maximum Permitted Percentage.

GulfMark Offshore, Inc.
November 17, 2009

          Restrictions on transfer and ownership of securities of Delaware corporations are governed by Section 202 of the General Corporation Law, 8 Del. C. § 202. Section 202 provides that a written restriction on the transfer or registration of transfer of a security of a corporation, or on the amount of a corporation’s securities that may be owned by a person, may be imposed by the certificate of incorporation, the by-laws or an agreement among security holders or among such holders and the corporation; and, if the restriction is permitted by Section 202 and noted conspicuously on any certificate representing the security, such restriction may be enforced against the holder of the restricted security or any successor or transferee of the holder if the security was not issued prior to the adoption of the restriction or if the holder of the security agreed to or voted in favor of the restriction. 8 Del. C. § 202(a) and (b). Section 202(c) sets forth categories of specifically permitted restrictions on transfer and ownership, including: (i) a restriction obligating the holder of the restricted securities to offer to the corporation, or to any other holders of securities of the corporation, a prior opportunity to acquire the restricted securities, 8 Del. C. § 202(c)(1); (ii) a restriction obligating the corporation or any holder of securities of the corporation to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities, 8 Del. C. § 202(c)(2); (iii) a restriction requiring the corporation or the holders of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities or the amount of securities of the corporation that may be owned by a person, 8 Del. C. §202(c)(3); (iv) a restriction obligating the holder of restricted securities to sell or transfer an amount of such restricted securities to the corporation or to any other holders of securities of the corporation or to any other person, 8 Del. C. § 202(c)(4); and (v) a restriction prohibiting the transfer of the restricted securities to, or ownership of securities by, designated persons or classes of persons, if such designation is not manifestly unreasonable, 8 Del. C. §202(c)(5). In addition to these categories of specifically permitted restrictions on transfer and ownership, the statute provides that “[a]ny other lawful restriction on transfer or registration of transfer of securities, or on the amount of securities that may be owned by any person or group of persons, is permitted by this section.” 8 Del. C. § 202(e). To be valid, however, any such restriction on transfer and ownership, whether one of the specifically permitted restrictions under subsections 202(c)(1)-(5) or otherwise, must bear “some reasonably necessary relation to the best interests of the corporation.” Grynberg v. Burke, 378 A.2d 139, 143 (Del. Ch. 1977), rev’d on other grounds sub nom., Oceanic Exploration Co. v. Grynberg, 428 A.2d 1 (Del. 1981). Section 202(d)(2) of the General Corporation Law provides that any restriction on transfer of shares or on the amount of shares that may be owned by a person for the purpose of “maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable local, state, federal or foreign law” shall conclusively be presumed to be for a reasonable purpose. 8 Del. C. §202(d)(2). In 1999, Section 202 of the General Corporation Law was amended to add Section 202(d)(2). The commentary to the amendment implementing Section 202(d)(2) stated: “Subsection (d) also has been amended to provide that restrictions imposed for the purpose of maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable law are conclusively presumed to be for a reasonable purpose.” See 2 R. Balotti & J. Finkelstein, The Delaware Law of Corporations and Business Organizations VI-9 (Supp. 2008).

GulfMark Offshore, Inc.
November 17, 2009

          As summarized above, we understand that the Transfer Restrictions are for the purpose of ensuring that New GulfMark remains in continuous compliance with the Maritime Ownership Requirements. We note that, under Section 202(b) of the General Corporation Law, a transfer or ownership restriction imposed by the certificate of incorporation is not binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities voted in favor of the restriction or are parties to an agreement providing therefor. Here, the Company Common Stock outstanding immediately prior to the Merger will be cancelled by the Merger. Newly issued Class A Common Stock, which by the terms of the Certificate of Incorporation will be subject to the Transfer Restrictions, will be issued in the Merger. We have been advised that each share of Class A Common Stock issued in connection with the Merger in exchange for each share of Company Common Stock converted by virtue of the Merger into Class A Common Stock will be uncertificated shares of Class A Common Stock until the holder of the certificate representing shares of Company Common Stock immediately prior to the Merger properly surrenders such certificate. Further, pursuant to the Plan of Reorganization, from and after the effective time of the Merger, each certificate representing shares of Company Common Stock immediately prior to the Merger shall not as a result of the Merger represent Class A Common Stock, but instead shall only represent the right to receive a certificate representing shares of Class A Common Stock into which the shares of Company Common Stock represented by such certificate were converted in accordance with the Plan of Reorganization. We assume that, in accordance with Section 202(a) of the General Corporation Law, the Transfer Restrictions will be noted conspicuously on the certificates representing any such Class A Common Stock. We call to your attention the requirement of Section 202(a) of the General Corporation Law that restrictions on transfer be “noted conspicuously” on each and every certificate representing the securities in question. Failure to comply with this requirement could render the Transfer Restrictions invalid as applied to a holder of securities not so legended. We also assume that within a reasonable time after the effective time of the Merger, New GulfMark will send to each registered owner of any uncertificated shares of Class A Common Stock a written notice in accordance with Section 151(f) and Section 202(a) of the General Corporation Law.
          In addition to the other matters assumed above, we have, for purposes of our opinion as expressed herein, assumed the following matters: (i) that each of the Company and New GulfMark are, and at all times relevant hereto, will remain (in the case of the Company until the effective time of the Merger), corporations duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware; (ii) that the Plan of Reorganization has been duly authorized, executed, acknowledged, approved and adopted by each of the parties thereto by all requisite corporate action of each of the parties thereto; and (iii) that, subsequent to the date hereof, a Certificate of Merger will be duly filed with the Secretary of State of the State of Delaware and the Merger will become effective in accordance with the terms of the Plan of Reorganization.
          We are aware of no decision of a Delaware court that addresses the binding nature of a transfer restriction of the type, or containing the particular provisions, here at issue. Based upon and subject to the foregoing, however, and subject to the limitations stated herein below, it

GulfMark Offshore, Inc.
November 17, 2009

is our opinion that, upon the Merger becoming effective in accordance with the assumptions stated above, the Transfer Restrictions will be binding with respect to all shares of Class A Common Stock issued in the Merger regardless of whether the persons to whom such shares are issued voted in favor of the adoption of the Plan of Reorganization.
          The foregoing opinion is limited to the General Corporation Law, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including federal laws and regulations relating to securities, federal tax laws and regulations or any other federal laws or regulations, or the rules and regulations of stock exchanges or of any other regulatory body. Our opinion is limited to the binding nature under the General Corporation Law of the Transfer Restrictions and we render no opinion with respect to any of the other provisions contained in the Certificate of Incorporation or with respect to any by-law, regulation or procedure adopted, or any determination made, by or on behalf of the Company pursuant to the Transfer Restrictions. In addition, we have not considered and express no opinion with respect to the effect of any equitable considerations relating to the approval and adoption of the Plan of Reorganization, the effectuation of the Merger or the implementation of the Transfer Restrictions.
          We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to a registration statement to be filed with the Securities and Exchange Commission in connection with the Merger (the “Registration Statement”). In addition, we hereby consent to the use of our name in the Registration Statement and the filing of this opinion as Exhibit 99.2 to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.